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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Geoworks Corporation for the registration of 3,377,437 shares of its common stock and to the incorporation by reference therein of our report dated April 20, 2000, with respect to the consolidated financial statements of Geoworks Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP
                                  Ernst & Young LLP

San Francisco, California
November 22, 2000